NEWS RELEASE
Corporate Headquarters: 1500 Market Street, Philadelphia, Pa.

FOR IMMEDIATE RELEASE

FINANCIAL CONTACTS:
DATE: June 29, 2006	Mark McCollom	610-208-6426	mmccollo@sovereignbank.com
	Stacey Weikel	610-208-6112	swiekel@sovereignbank.com

MEDIA CONTACT:
	Ed Shultz	610-378-6159	eshultz1@sovereignbank.com

Sovereign to Restructure Balance Sheet and Record Other-Than-Temporary Impairment Related to FNMA and FHLMC Preferred Stock

in the Second Quarter of 2006

PHILADELPHIA, PA... Sovereign Bancorp, Inc. (“Sovereign”) (NYSE:SOV), parent company of Sovereign Bank, announced today that it has restructured its balance sheet and also intends to record an other-than-temporary non-cash, non-operating impairment charge related to certain Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”) preferred stock in the second quarter of 2006.

Following its June 1, 2006 acquisition of Independence Community Bank Corp. (“Independence”), Sovereign has been analyzing the appropriate steps to take to optimize its overall interest rate risk position. As a part of this analysis, Sovereign assessed the classification of its investments between held-to-maturity and available-for-sale and came to the conclusion that it should reclassify all of its investment securities classified as held-to-maturity to available-for-sale. Sovereign also reduced its post-acquisition investment portfolio by $3.85 billion. In addition to Independence selling $350 million of Independence’s investment portfolio prior to closing that did not meet Sovereign’s investment criteria, Sovereign also sold $3.5 billion of its own investments with a yield of approximately 4.40% and effective duration of 4.2 years. The loss on investment securities recorded in the second quarter as a non-operating restructuring charge was $155 million after-tax, or $.35 per diluted share.

“Given the fact that Independence was more liability sensitive than Sovereign, we evaluated alternatives to restructure our balance sheet following the acquisition in an effort to optimize our interest rate risk position and capital of the combined company and came to the conclusion it was most prudent to divest these investment securities,” commented Mark R. McCollom, Sovereign’s Chief Financial Officer. “While a portion of the proceeds may need to be reinvested for collateral and liquidity purposes, our goal is to shrink our investment portfolio as much as possible to free up capital for our core banking businesses. Our capital goals remain the same with this transaction, hoping to achieve pre-deal announcement levels of capital by the middle of 2007. In summary, the restructuring is NPV positive for Sovereign, reduces interest rate risk and positions our company well for the future,” McCollom concluded.

Sovereign also intends to record a non-cash, non-operating impairment charge of approximately $44 million after-tax, or $.10 per diluted share, related to certain Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”) preferred stock. Sovereign is recording this unrealized loss as an other-than-temporary impairment in accordance with generally accepted accounting principles (GAAP). Sovereign holds these investment grade, high yielding, fixed-rate securities as part of its available-for-sale investment portfolio; therefore, the unrealized losses have already been recorded as a reduction in other comprehensive income and no additional charges to capital are required. This write-down is being taken on approximately $950 million of fixed-rate securities which have an effective yield of approximately 8.10% and are rated AA- and Aa3 by S&P and Moody’s. In total, FNMA and FHLMC have in excess of $13 billion of outstanding preferred securities, which are widely held by financial institutions and other investors across the country.

McCollom commented, “We are recording this because we believe it is a proper application of accounting literature, despite the fact that it does not reflect the true long-term economic value of these instruments. Sovereign has held FNMA and FHLMC investment grade preferred stock in its investment portfolio for several years and has never sold any of these securities at a loss. The financial condition of FNMA and FHLMC is much stronger today than a year ago and we continue to believe that the market value of these securities may improve in the future. However, we cannot say with certainty that this recovery will occur in the near-term; thus, an other-than-temporary impairment charge is warranted at this time.

Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), is the parent company of Sovereign Bank, an $83 billion financial institution with nearly 800 community banking offices, over 2,000 ATMs (after giving effect to the recently announced branding agreement in which Sovereign ATMs will be placed in CVS/pharmacy locations) and approximately 12,000 team members with principal markets in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit <http://www.sovereignbank.com> or call 1-877-SOV-BANK.

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Note:

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Sovereign’s management uses the non-GAAP measure of Operating/Cash Earnings, and the related per share amount, in their analysis of the company’s performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Since certain of these items and their impact on Sovereign’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release contains statements of Sovereign’s strategies, plans, and objectives, as well as estimates of future operating results for 2006 for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign’s ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, integrations, pricing, products and services; and acts of God, including natural disasters.

Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp’s performance or recommendations regarding Sovereign’s securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign’s performance or recommendations regarding Sovereign’s securities imply Sovereign’s endorsement of or concurrence with such information, conclusions or recommendations.